Exhibit 21.1

MOMENTIVE PERFORMANCE MATERIALS INC.

LIST OF SUBSIDIARIES

Entity Name	Domestic or Foreign and Region of Incorporation
Momentive Performance Materials Worldwide Inc.	DOMESTIC, Delaware
Momentive Performance Materials USA Inc.	DOMESTIC, Delaware
Juniper Bond Holdings I LLC	DOMESTIC, Delaware
Juniper Bond Holdings II LLC	DOMESTIC, Delaware
Juniper Bond Holdings III LLC	DOMESTIC, Delaware
Juniper Bond Holdings IV LLC	DOMESTIC, Delaware
Momentive Performance Materials Quartz, Inc.	DOMESTIC, Delaware
MPM Silicones, LLC	DOMESTIC, New York
Momentive Performance Materials South America Inc.	DOMESTIC, Delaware
Momentive Performance Materials China SPV Inc.	DOMESTIC, Delaware
Momentive Performance Materials Industria de Silicones Ltda	FOREIGN, BRAZIL
Momentive Performance Materials Canada ULC	FOREIGN, CANADA (Alberta)
Momentive Performance Materials S de RL de CV	FOREIGN, MEXICO
Momentive Performance Materials Australia Pty Ltd	FOREIGN, AUSTRALIA
Momentive Performance Materials Shanghai Co Ltd	FOREIGN, CHINA
Momentive Performance Materials (Nantong) Co Ltd	FOREIGN, CHINA
Momentive Fine Performance Materials (Shenzhen) Co Ltd	FOREIGN, CHINA
Shanghai Songjiang Momentive Performance Materials Co Ltd	FOREIGN, CHINA
Wuxi Momentive Performance Materials Co Ltd	FOREIGN, CHINA
Momentive Performance Materials Hong Kong Ltd	FOREIGN, HONG KONG
Momentive Performance Materials Holdings Ltd	FOREIGN, HONG KONG
Momentive Performance Materials Japan LLC	FOREIGN, JAPAN
Ohta Kako LLC	FOREIGN, JAPAN
Momentive Performance Materials Korea Co Ltd	FOREIGN, KOREA
Momentive Malaysia Sdn Bhd	FOREIGN, MALAYSIA
Momentive Performance Materials Pte Ltd	FOREIGN, SINGAPORE
Momentive Services S de RL de CV	FOREIGN, MEXICO
Momentive Performance Materials Ltd	FOREIGN, UNITED KINGDOM
Momentive Performance Materials Commercial Services GmbH	FOREIGN, GERMANY
Momentive Performance Materials, SL	FOREIGN, SPAIN
Momentive Performance Materials Rus LLC	FOREIGN, RUSSIA
Momentive Performance Materials Kimya Sanayi Ve Ticaret Limited Sirketi	FOREIGN, TURKEY
Momentive Performance Materials (Pty) Ltd.	FOREIGN, SOUTH AFRICA

MOMENTIVE PERFORMANCE MATERIALS INC.

LIST OF SUBSIDIARIES

Entity Name	Domestic or Foreign and Region of Incorporation
Momentive Performance Materials (Shanghai) Management Co Ltd	FOREIGN, CHINA
Momentive Performance Materials (Shanghai) Trading Co Ltd	FOREIGN, CHINA
TA Holding Pte Ltd	FOREIGN, SINGAPORE
Nautilus Pacific Two Pte Ltd	FOREIGN, SINGAPORE
Nautilus Pacific Four Pte Ltd	FOREIGN, SINGAPORE
Momentive Performance Materials Asia Pacific Pte Ltd	FOREIGN, SINGAPORE
Momentive Performance Materials Singapore Pte Ltd	FOREIGN, SINGAPORE
Momentive Performance Materials (Thailand) Ltd	FOREIGN, THAILAND
GE Toshiba Silicones Specialties (Thailand) Co Ltd	FOREIGN, THAILAND
Momentive Performance Materials Benelux BVBA	FOREIGN, BELGIUM
Momentive Performance Materials France Sarl	FOREIGN, FRANCE
Momentive Performance Materials GmbH	FOREIGN, GERMANY
Momentive Performance Materials Holding GmbH	FOREIGN, GERMANY
Momentive Performance Materials Quartz GmbH	FOREIGN, GERMANY
Momentive Performance Materials (India) Private Limited	FOREIGN, INDIA
Momentive Performance Materials Italy Srl	FOREIGN, ITALY
Momentive Performance Materials Specialties Srl	FOREIGN, ITALY
Momentive Performance Materials Commercial Services Srl	FOREIGN, ITALY
Momentive Performance Materials Silicones BV	FOREIGN, NETHERLANDS
Momentive Performance Materials Suisse Sarl	FOREIGN, SWITZERLAND